UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33494 (Commission File Number)	20-2699372 (IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on September 21, 2016  (the “Original 8-K”), KapStone Paper and Packaging Corporation (the “Company”) made certain executive management changes effective as of January 1, 2017.  Following these changes, Matthew Kaplan is the Chief Executive Officer and President, Roger W. Stone is the Executive Chairman and Randy J. Nebel is Executive Vice President of Integrated Packaging, responsible for both the Company’s Mill and Corrugated Container operations. On March 7, 2017, the Compensation Committee of the Company approved compensation for Messrs. Kaplan, Stone and Nebel in their new roles.  This filing is being made to amend the Original 8-K to include the following information regarding these new compensation arrangements: (a) base salary for Messrs. Kaplan, Stone and Nebel are now $925,000, $780,000, and $550,000, respectively; (b) each of Messrs. Kaplan and Stone has a target bonus equal to 100% of his respective salary and a range of possible payment from 0-200% of target; (c) Mr. Nebel has a target bonus of 65% of his salary and a range of possible payment from 0-200% of target; and (d) Messrs. Kaplan, Stone and Nebel are eligible to receive $2,400,000, $2,000,000 and $700,000 in long-term incentive compensation, respectively.

Item 9.01.             Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2017

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Kathryn D. Ingraham
Name:	Kathryn D. Ingraham
Title:	Vice President, Secretary and General Counsel